Exhibit 10.3

SUMMARY OF FISCAL EXECUTIVE SHORT TERM INCENTIVE PLAN AND FISCAL 2018 EXECUTIVE LONG TERM INCENTIVE PLAN

Fiscal 2018 Executive Short Term Incentive Plan

Under the Fiscal 2018 Executive Short Term Incentive plan (the “Executive Short Term Incentive Plan”), the Company’s key executives, including the named executive officers, can earn annual incentive cash compensation based upon the Company’s achievement of specified results with respect to corporate revenue and operating income targets for Fiscal 2018.

The targets and weightings relevant to the cash incentive determination for Fiscal 2018 under the Executive Short Term Incentive Plan will be as follows:

Fiscal 2018 Financial Targets	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%

The Company’s Operating Income Before Incentive Compensation must be at least 75% of the target level under the Company’s Fiscal 2018 Operating Budget for any annual incentive cash compensation payout to be made under the Executive Short Term Incentive Plan.

The financial targets include progressive threshold (90% of target for Company Revenue and 75% of target for Company Operating Income Before Incentive Compensation), target and maximum (110% of target for Company Revenue and 150% of target for Company Operating Income Before Incentive Compensation) performance level incentive objectives. The Committee may adjust the calculation of the Company Revenue target and the Company Operating Income Before Incentive Compensation target to account for unforeseen, unanticipated, unusual and/or non-ordinary course events and issues.

If the threshold financial performance objectives are met, participants will receive a cash incentive payment under the Executive Short Term Incentive Plan, with the specific amount that such participant receives equal to their predetermined participation level (55% for our President and Chief Executive Officer and 35% for the other officers) stated as a percentage of base salary multiplied by the Percentage of the Bonus Target Earned. The Percentage of the Bonus Target Earned is calculated as follows: (i) Percentage of Company Revenue Bonus Target Earned multiplied by 0.50 plus (ii) Percentage of Company Operating Income Before Incentive Compensation Bonus Target multiplied by 0.50. The Percentage of Company Revenue Bonus Target earned and Percentage of Company Operating Income Before Incentive Compensation Bonus Target Earned will be determined as follows:

	Company Revenue (50% Weighting)		Company Operating Income (50% Weighting)
	Performance Level	% of Bonus Target Earned	Performance Level	% of Bonus Target Earned
Threshold	90%	50%	75%	75%
Target	100%	100%	100%	100%
Maximum	110%	150%	150%	200%

For performance between the performance levels, the percentage will be determined based upon interpolation between the performance levels. Participants cannot earn a cash incentive in excess of the maximum levels specified above.

Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by the Company’s President and Chief Executive Officer is 0% of base salary for performance below the threshold performance standards, and an amount between 20.625% and 96.25% of base salary for performance at or above the threshold performance standards, with 55% payable if both of the target financial performance objectives are met. Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by other officers of the Company is 0% of base salary for performance below the threshold performance standards, and an amount between 13.125% to 61.25% of base salary for performance at or above the threshold performance standards, with 35% payable if both of the target financial performance objectives are met.

After completion of each of fiscal 2018, the Committee will determine the extent to which the financial targets have been achieved and the actual cash amounts to be paid under the Executive Short Term Incentive Plan.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Executive Short Term Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target cash incentive, or otherwise to increase, decrease or eliminate any incentive payouts to any participant under the Executive Short Term Incentive Plan, regardless of the level of performance targets that have been achieved. Participants must be employed by the Company at the date of the payment in fiscal 2019, except to the extent otherwise provided by separate agreement.

Participants under the Executive Long Term Incentive Plan must be employed on or before December 31, 2017 in order to be eligible. Those hired between July 1, 2017 and December 31, 2017 will receive a pro-rata portion of their equity award.

Fiscal 2018 Executive Long Term Incentive Plan

Under the Fiscal 2018 Executive Long Term Incentive Plan (the “Executive Long Term Incentive Plan”), the Company’s key executives, including the named executive officers, can earn incentive restricted stock units and performance share award units under the 2004 Stock Incentive Plan. The equity awards granted under the Executive Long Term Incentive Plan will be targeted to be 50% in the form of restricted stock units and 50% in the form of performance share award units.

The equity awards will be granted on October 1, 2017. The specific number of shares of restricted stock units and the specific target number of performance share award units that each participant receives will be determined by dividing an award amount denominated in dollars by the closing price of the Company’s Common Stock on the Nasdaq Stock Market’s Global Market on the date the restricted stock units and performance share award units are awarded. The award amount is equal to a predetermined percentage of the participant’s base salary (40% for our President and Chief Executive Officer and 30% for the other executive officers).

The restricted stock units vest 33-1/3% on the first anniversary of the grant date, 33-1/3% on the second anniversary of the grant date and 33-1/3% on the third anniversary of the grant date, provided the participant remains employed with the Company on each of the relevant vesting dates. The restricted stock units will become fully vested in the event a successor corporation refuses to assume the restricted stock units or the participant’s employment is terminated without Cause (as defined in the award agreement) in connection with or within three years following a Change in Control of the Company (as defined in the award agreement).

Subject to the Company’s achievement of specified results with respect to corporate revenue and operating income targets for fiscal years 2018, 2019 and 2020 (the “Performance Measures”), performance share award units vest 33-1/3% based upon the achievement of Performance Measures for fiscal 2018, 33-1/3% based upon the achievement of Performance Measures for fiscal 2019 and 33-1/3% based upon the achievement of Performance Measures for fiscal 2020, provided the participant remains employed with the Company on each of the relevant vesting dates. The Performance Measures are set at the date of grant based upon the Company’s 3 Year Long Range Plan. The weightings of the Performance Measures for determining the number of performance share award units that will vest for each participant in fiscal years 2018, 2019 and 2020 will be as follows:

Performance Measure	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%

The financial targets included in the Performance Measures include progressive threshold (90% of target for Company Revenue and 75% of target for Company Operating Income Before Incentive Compensation), target and maximum (110% of target for Company Revenue and 150% of target for Company Operating Income Before Incentive Compensation) performance level incentive objectives. The Committee may adjust the calculation of the Company Revenue target and the Company Operating Income Before Incentive Compensation target to account for unforeseen, unanticipated, unusual and/or non-ordinary course events and issues.

Performance share award units will vest under the Executive Long Term Incentive Plan only if Company Operating Income Before Incentive Compensation for the fiscal year equals or exceeds 75% of the target performance level and, in the case of the Company Revenue target, if Company Revenue for the fiscal year equals or exceeds 90% of the target performance level. The number of performance share award units that will vest each year will equal the number of performance share awards units granted for that year (33-1/3% of the total units granted) multiplied by the Percentage of the Award Goal Earned. The Percentage of the Award Goal Earned is calculated as follows: (i) Percentage of Company Revenue Award Goal Earned multiplied by 0.50 plus (ii) Percentage of Company Operating Income Before Incentive Compensation Goal Earned multiplied by 0.50. The Percentage of Company Revenue Award Goal Earned and Percentage of Company Operating Income Before Incentive Compensation Award Goal Earned will be determined as follows:

	Company Revenue (50% Weighting)		Company Operating Income (50% Weighting)
	Performance Level	% of Bonus Target Earned	Performance Level	% of Bonus Target Earned
Threshold	90%	50%	75%	75%
Target	100%	100%	100%	100%
Maximum	110%	150%	150%	200%

For performance between the performance levels, the percentage will be determined based upon interpolation between the performance levels. Participants earn a cool incentive in excess of the maximum levels specified above.

After completion of each of fiscal 2018, 2019 and 2020, by October 1 of the following fiscal year, the Committee will determine the extent to which the Performance Measures for that year have been achieved and the actual number of performance share award units vesting in that year.

The performance share award units will become fully vested at the target level in the event a successor corporation refuses to assume the performance share award units or the participant’s employment is terminated without Cause (as defined in the award agreement) (or, in the case of the President and Chief Executive Officer, the executive officers and certain other executives, if they terminate for Good Reason (as defined in the award agreement)) in connection with or within three years following a Change in Control of the Company (as defined in the award agreement). In the event a successor corporation assumes the performance share award units, the unvested portions of the performance share award units shall vest at the time and in the amount they would have vested at if the Performance Measures had been achieved at the target level for those years.

Participants under the Executive Long Term Incentive Plan must be employed on or before December 31, 2017 in order to be eligible. Those hired between July 1, 2017 and December 31, 2017 will receive a pro-rata portion of their equity award.